Exhibit (h)(49)

SCHEDULE A

Acquiring Funds (as revised 6/26/26)

Global X Russell 2000 Covered Call ETF
Global X Russell 2000 Covered Call & Growth ETF
Global X Blockchain & Bitcoin Strategy ETF
Global X Alternative Income ETF
Global X Dorsey Wright Thematic ETF
Global X Emerging Markets ex-China ETF
Global X Emerging Markets Great Consumer ETF
Global X MLP & Energy Infrastructure Covered Call ETF
Global X Bitcoin Trend Strategy ETF
Global X Information Technology Covered Call & Growth ETF
Global X S&P 500 Covered Call ETF
Global X S&P 500 Covered Call & Growth ETF
Global X PureCap℠ MSCI Communication Services ETF
Global X PureCap℠ MSCI Consumer Discretionary ETF
Global X PureCap℠ MSCI Consumer Staples ETF
Global X PureCap℠ MSCI Energy ETF
Global X PureCap℠ MSCI Financials ETF
Global X PureCap℠ MSCI Health Care ETF
Global X PureCap℠ MSCI Industrials ETF
Global X PureCap℠ MSCI Materials ETF
Global X PureCap℠ MSCI Real Estate ETF
Global X PureCap℠ MSCI Information Technology ETF
Global X PureCap℠ MSCI Utilities ETF
Global X Bitcoin Covered Call ETF
Global X Treasury Bond Enhanced Income ETF
Global X U.S. 500 Income Edge ETF
Global X Nasdaq-100 Income Edge ETF
Global X Commodity Strategy ETF
Global X Adaptive Risk Managed Yield ETF

6

SCHEDULE B

Acquired Funds (as of 6/26/26)

DBX ETF Trust

Xtrackers Harvest CSI 300 China A-Shares ETF (ASHR)

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF (ASHS)

Xtrackers MSCI All World ex US Hedged Equity ETF (DBAW)

Xtrackers MSCI EAFE Hedged Equity ETF (DBEF)

Xtrackers MSCI Emerging Markets Hedged Equity ETF (DBEM)

Xtrackers MSCI Europe Hedged Equity ETF (DBEU)

Xtrackers MSCI Eurozone Hedged Equity ETF (DBEZ)

Xtrackers MSCI Japan Hedged Equity ETF (DBJP)

Xtrackers FTSE Developed ex US Multifactor ETF (DEEF)

Xtrackers Russell US Multifactor ETF (DEUS)

Xtrackers MSCI EAFE Selection Equity ETF (EASG)

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF (EMCR)

Xtrackers MSCI Emerging Markets Climate Select ETF (EMCS)

Xtrackers International Real Estate ETF (HAUZ)

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF (HDEF)

Xtrackers Low Beta High Yield Bond ETF (HYDW)

Xtrackers USD High Yield Corporate Bond ETF (HYLB)

Xtrackers High Beta High Yield Bond ETF (HYUP)

Xtrackers MSCI Kokusai Equity ETF (KOKU)

Xtrackers S&P MidCap 400 Scored & Screened ETF (MIDE)

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF (QARP)

Xtrackers Municipal Infrastructure Revenue Bond ETF (RVNU)

Xtrackers Short Duration High Yield Bond ETF (SHYL)

Xtrackers S&P 500 Scored & Screened ETF (SNPE)

Xtrackers MSCI USA Selection Equity ETF (USSG)

Xtrackers RREEF Global Natural Resources ETF (NRES)

Xtrackers US 0-1 Year Treasury ETF (TRSY)

7

Xtrackers USD High Yield BB-B ex Financials ETF (BHYB)

Xtrackers Nifty 500 India ETF (IND)

Xtrackers US Green Infrastructure Select Equity ETF (UPGR)

Xtrackers Cybersecurity Select Equity ETF (PSWD)

Xtrackers Semiconductor Select Equity ETF (CHPS)

Xtrackers US National Critical Technologies ETF (CRTC)

Xtrackers Artificial Intelligence and Big Data ETF (XAIX)

Xtrackers Europe Defense Technologies ETF (XDEF)

Xtrackers Europe Market Leaders ETF (XEML)

Xtrackers MSCI USA Climate Action Equity ETF (USCA)

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF (USNZ)

Xtrackers S&P 500 Growth Scored & Screened ETF (SNPG)

Xtrackers S&P Dividend Aristocrats Screened ETF (SNPD)

Xtrackers S&P 500 Diversified Sector Weight ETF (SPXD)

Xtrackers S&P 100 Ex Top 20 ETF (XOEX)

8

SCHEDULE C

Funds Excluded from Acquired Fund List (as of 6/26/26)

 9